Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated December 22, 2014, relating to the financial statements of Studio 3 Partners LLC, which appears in Lions Gate Entertainment Corp.’s Current Report on Form 8-K dated March 13, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 7, 2015